Re:	Centerpoint Tower
6510 Abrams Road
Dallas, Texas 75231

THIRD AMENDMENT TO LEASE AGREEMENT

THE STATE OF TEXAS	§
	§	KNOW ALL BY THESE PRESENTS:
COUNTY OF DALLAS	§

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”) is made as of the 11th day of October, 2011 (“Third Amendment Effective Date”), by and between HERMOSA, LP, a Texas limited partnership (“Landlord”), successor in interest to Miranda Partners, L.P. (“Prior Landlord”) and ZION OIL & GAS, INC. ( “Tenant”).

WHEREAS Prior Landlord and Tenant have heretofore entered into that certain Office Lease Agreement (the “Original Lease”), dated on or about June 20, 2003, as subsequently amended (collectively the “Lease”) covering the premises comprising Suite 300 (the “Original Premises”) in that certain building commonly known as the Centerpoint Tower, 6510 Abrams Road, Dallas, Texas, and more particularly described in the Lease (the “Building”). Unless otherwise defined herein, all capitalized and uncapitalized words and phrases will have the respective meanings assigned thereto in the Lease.

WHEREAS, Landlord has acquired the Building from Prior Landlord and succeeded to all interest as landlord under the Lease.

WHEREAS, Landlord and Tenant acknowledge that the current term of this Lease (“Current Term”) expires on October 31, 2011 (the "Current Expiration Date"), and both Landlord and Tenant desire to modify and extend said Current Term; and

WHEREAS, Landlord and Tenant desire to amend the Lease further by adding additional space to the Lease and in certain other respects under the terms and conditions set forth in this Third Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual benefit of the parties hereto, Landlord and Tenant hereby agree to amend the Lease as follows:

1.           Lease Term.  The term of the Lease is hereby extended (the “Extended Term”) for forty-eight (48) months beginning November 1, 2011 (“Extended Term Commencement Date”) and ending October 31, 2015 (the “Extended Term Expiration Date”).

2.           Expansion Premises.  As of the Extended Term Commencement Date, the amount of leased space covered by the Lease shall be expanded to include an additional 1,351 rentable square feet of space located in Suite 302 and as more specifically shown on Exhibit A (“Suite 302”) and an additional 1,324 rentable square feet of space located in Suite 304 (“Suite 304”) and as more specifically shown on Exhibit A (collectively Suite 302 and Suite 304 being the “Expansion Premises”).  As a result, the total leased space covered under the Lease will, as of the Extended Term Commencement Date, equal 6,458 rentable square feet (being 3,783 rentable square feet within the Original Premises, 1,351 rentable square feet in Suite 302, and 1,324 rentable square feet in Suite 304) and all such space shall be collectively known as the “Demised Premises” for all purposes under the Lease as of the Extended Term Commencement Date.

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3.           Fixed Basic Rent; Expense Stop.

a.           Fixed Basic Rental.  The Fixed Basic Rental due and payable by Tenant to Landlord during the Extended Term for the Demised Premises will, commencing as of the Extended Term Commencement Date, be the rate applicable for the periods set forth below, and go into effect as of the Expansion Premises Commencement Date and continue through and including the Extended Term Expiration Date on October 31, 2015:

	Monthly Basic
Months	Rental Rate/P.S.F.	Monthly Basic Rent

Months 1-12*	$13.00	$6,996.17*
Months 13-24*	$14.00	$7,534.33*
Months 25-36	$14.00	$7,534.33
Months 37-48	$15.00	$8,072.50

*Notwithstanding any other term or provision herein to the contrary, provided an event of default by Tenant has not occurred hereunder, Landlord will abate the rent upon Suite 304(being  Monthly Basic Rental of $1,434.33 for Months 1-12, and $1,544.67 for Months 13-24), and Tenant’s prorata share of Operating Expenses for Suite 304 during the first twenty-four (24) months of the Extended Term, thereafter the full monthly Basic Rental and Operating Expenses will be due and owing.

In addition to the Fixed Basic Rent, as of the Extended Term Commencement Date and except as aforesaid, Tenant shall continue to pay its share of the Operating Expenses based on the Demised Premises containing 6,458 rsf, and all other charges as provided by the Lease.

b.           Expense Stop.                                As of the Extended Term Commencement Date, Tenant’s share of the Operating Expenses during the Extended Term will be computed using a 2012 calendar year expense stop.

4.           Leasehold Improvements.  Tenant accepts the Expansion Premises “AS-IS” and “WITH ALL FAULTS,” and Landlord has no obligation to make, or pay or reimburse Tenant for, any improvements, alterations or additions to the Original Premises or Expansion Premises, except as specifically provided in Exhibit B attached hereto.

5.           Exhibits.  Landlord and Tenant agree that the following exhibits have been attached hereto and will be deemed a part of this Third Amendment and the Lease for all purposes and will be in lieu of any similar rights or provisions currently set forth in the Lease:

Exhibit A – Description of Expansion Premises
Exhibit B – Leasehold Improvements
Exhibit B-1- Plans

6.           Commissions.  Landlord and Tenant acknowledge that no brokers have been involved in this Third Amendment other than Grubb & Ellis.  By separate agreement, Landlord will be solely responsible for the commissions, if any, owed such broker.  Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any other broker with respect to this Third Amendment resulting from the acts of such party, but not otherwise.

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7.           Further Amendments.  The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Third Amendment.

8.           Ratification.  The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms.  Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Third Amendment, and this Third Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

9.           Options. Landlord and Tenant agree that any option(s) to terminate, extend, right of first refusal, or any other option to terminate, renew or expand the Lease that may have been provided to Tenant by the Lease (including but not limited to Exhibits “E” and “F” of the Lease), are hereby rescinded and terminated, and Tenant shall not have the options of termination, renewal, expansion, or first refusal for the Demised Premises or any part or all of any other space in the Building.

10.           Governing Law.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

11.           Counterparts.  This Third Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument.  This Third Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Third Amendment signed by the other party to the same extent as if such party had received an original counterpart.

12.           Governing Document.  In the event the terms of the Lease conflict or are inconsistent with those of this Third Amendment, the terms of this Third Amendment shall govern.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the date and year first above written.

Dated: October 11, 2011	LANDLORD:

HERMOSA, LP

	By:	Hermosa Group, LLC, its general partner

		By:	/s/ Spencer Beal
Spencer Beal, Jr., Manager

Dated: October 11, 2011	TENANT:

ZION OIL & GAS, INC.

		By:	/s/ Richard Rinberg
		Its:	Executive Vice President

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